 EXHIBIT 7.2

Parcel ID Number: 0047C00000067000

Recordation Requested By/Return to:
STEWART TITLE COMPANY
500 N. BROADWAY, STE 900
ST LOUIS, MO 63102
File No. TAIREF261052422

Send Tax Notices to:
Tirios Propco Series LLC – 565 Mountainview
5900 BALCONES DR., SUITE 100
CEDAR PARK, TX 78613

STATE OF Texas
COUNTY OF Williamson

QUIT CLAIM DEED

THIS INDENTURE made the 18 day of September, 2026, between **Tirios Atlas Acquisition, LLC a/k/a TIRIOS ATLAS ACQUISTION, LLC, a Delaware limited liability company**, whose principal address is 5900 BALCONES DR., SUITE 100, AUSTIN, TX 78731, as party or parties of the first part, hereinafter called Grantor, and **TIRIOS PROPCO SERIES LLC – 565 Mountainview, a Series of Tirios Propco Serr Delaware Limited Liability Company** whose principal address is 5900 BALCONES DR., SUITE 100, AUSTIN, TX 78731, as party or parties of the second part, hereinafter called Grantee (the words "Grantor" and "Grantee" to include their respective heirs, successors, and assigns where the context requires or permits).

WITNESSETH that: Grantor, for and in consideration of the sum of one dollar ($1.00) and other valuable considerations in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, by these presents does hereby remise, release and forever **QUITCLAIM** unto said Grantee, their heirs and assigns, all the right, title, interest, claim, or demand the said Grantor has or may have had in and to the following described property, to-wit:

All that tract or parcel of land lying and being in Land Lot 3 of the 10th District, Newton County, Georgia, being Lot 157, Mountainview Estates Subdivision, Unit Three, as per plat recorded in Plat Book 32, Page 112, in the Office of the Clerk of Superior Court of Newton County, Georgia Records, which plat is incorporated herein by reference and made a part of this description.

Being the same property conveyed to TIRIOS ATLAS ACQUISITION, LLC, a Delaware limited liability company by Limited Warranty Deed from LANDA APP LLC - 565 MOUNTAINVIEW DRIVE COVINGTON GA LLC, a Delaware series limited liability company, dated March 6, 2026, recorded on March 20, 2026, as Book 4814, Page 79. Instrument No. D2026-003222.

Parcel ID Number: 0047C00000067000
For information purposes only: 565 MOUNTAINVIEW DRIVE, COVINGTON, GA 30016

TO HAVE AND TO HOLD the said described premises to grantee, their heirs, and assigns, so that neither Grantor, nor its successors or any person or persons claiming under grantor hereafter, by any way or means, have claim or demand any right, title, or interest in or to the aforesaid premises or appurtenances, or any parts thereof.

[The remainder of this page is left blank]

IN WITNESS WHEREOF, the Grantor has signed and sealed this deed, the day and year first above written.

Signed, sealed, and delivered

September 18, 2026,

in the presence of:

Shikha Kothari

(Unofficial witness)

SHIKHA KOTHARI

(Unofficial witness)

(Notary Public)

(Notary Public)

My commission expires: 6/11/2030

(Notary seal)

Tirios Atlas Acquisition, LLC, a Delaware limited liability company

By: Tirios Atlas GP, LLC, a Delaware limited liability company
Its: Managing Member

By: Tirios Corporation, a Delaware limited liability company
Its: Managing Member

_______________ (seal)

Print Name: **Sachin Latawa**
Print Title: **Director**

BRENDA S PAIZ
Notary ID #128297083
My Commission Expires
June 11, 2030

(corporate seal)

This Instrument Prepared By:
THOMAS ALLGOOD, GA Bar No. 531347
o/b/o BC LAW FIRM, P.A.
1521 CONCORD PIKE SUITE 301
WILMINGTON, DE 19803

APPRAISAL OF REAL PROPERTY

LOCATED AT:

565 Mountainview Dr
Lot 157 of Mountainview Estates
Covington, GA 30016

FOR:

HouseMax Funding
3711 S MoPac Expy BLDG 2
Austin, TX 788746

AS OF:

08/18/2026

BY:

Lisa L. Conner-Johnson

Uniform Residential Appraisal Report

775892-58299249
File # 775892-58299249

The purpose of this summary appraisal report is to provide the lender/client with an accurate, and adequately supported, opinion of the market value of the subject property.

SUBJECT

Property Address 565 Mountainview Dr | City Covington | State GA | Zip Code 30016
Borrower Tirios Propco Series LLC 565 Mountainview | Owner of Public Record Tirios Atlas Acquisition LLC | County Newton
Legal Description Lot 157 of Mountainview Estates
Assessor's Parcel # 0047C00000067000 | Tax Year 2025 | R.E. Taxes $ 2,477
Neighborhood Name Mountainview Estates | Map Reference 981-B-4 | Census Tract 1006.00
Occupant [X] Owner [ ] Tenant [ ] Vacant | Special Assessments $ 0 | [ ] PUD | HOA $ 0 [ ] per year [ ] per month
Property Rights Appraised [X] Fee Simple [ ] Leasehold [ ] Other (describe)
Assignment Type [ ] Purchase Transaction [X] Refinance Transaction [ ] Other (describe)
Lender/Client Rocket Mortgage, LLC | Address 1050 Woodward Ave, Detroit, MI 48226
Is the subject property currently offered for sale or has it been offered for sale in the twelve months prior to the effective date of this appraisal? [ ] Yes [X] No
Report data source(s) used, offering price(s), and date(s). GAMLS

CONTRACT

I [ ] did [ ] did not analyze the contract for sale for the subject purchase transaction. Explain the results of the analysis of the contract for sale or why the analysis was not performed.

Contract Price $ | Date of Contract | Is the property seller the owner of public record? [ ] Yes [ ] No Data Source(s)
Is there any financial assistance (loan charges, sale concessions, gift or downpayment assistance, etc.) to be paid by any party on behalf of the borrower? [ ] Yes [ ] No
If Yes, report the total dollar amount and describe the items to be paid.

NEIGHBORHOOD

Note: Race and the racial composition of the neighborhood are not appraisal factors.

Neighborhood Characteristics				One-Unit Housing Trends				One-Unit Housing			Present Land Use %	
Location	[ ] Urban	[X] Suburban	[ ] Rural	Property Values	[ ] Increasing	[X] Stable	[ ] Declining	PRICE $ (000)		AGE (yrs)	One-Unit	73 %
Built-Up	[X] Over 75%	[ ] 25-75%	[ ] Under 25%	Demand/Supply	[ ] Shortage	[X] In Balance	[ ] Over Supply	80	Low	0	2-4 Unit	1 %
Growth	[ ] Rapid	[X] Stable	[ ] Slow	Marketing Time	[ ] Under 3 mths	[X] 3-6 mths	[ ] Over 6 mths	650	High	75	Multi-Family	1 %
								300	Pred.	30	Commercial	5 %
											Other	Vac20 %

Neighborhood Boundaries North--Covington Bypass; South--Rocky Plains Road; East--Hwy 36; West--Hwy 81.

Neighborhood Description The subject neighborhood is located in Covington, Ga. approx. 32+/-miles southeast of Metro Atlanta, Ga. Livingston Elementary, Indian Creek Middle, and Alcovy High Schools are all located within 7 radial miles of the subject property.

Market Conditions (including support for the above conclusions) I have considered relevant competitive listings and/or contract offerings in the performance of this appraisal and in the trending information reported in this section. If a trend is indicated, I have attached an addendum providing relevant competitive listing/contract offering data. Appraiser noted no known prevalence of unusual seller financing concessions/buydowns.

SITE

Dimensions 90' x 418' x 91' x 413' | Area 26,136 sf | Shape Rectangular | View N;Res;
Specific Zoning Classification R | Zoning Description Residential Lot
Zoning Compliance [X] Legal [ ] Legal Nonconforming (Grandfathered Use) [ ] No Zoning [ ] Illegal (describe)
Is the highest and best use of subject property as improved (or as proposed per plans and specifications) the present use? [X] Yes [ ] No If No, describe The relevant legal, physical,& economic factors were analyzed to the extent necessary and resulted in a conclusion that the current use is highest and best.

Utilities	Public	Other (describe)		Public	Other (describe)	Off-site Improvements - Type	Public	Private
Electricity	[X]	[ ]	Water	[X]	[ ]	Street Asphalt	[X]	[ ]
Gas	[X]	[ ]	Sanitary Sewer	[ ]	[X] Septic System	Alley None	[ ]	[ ]

FEMA Special Flood Hazard Area [ ] Yes [X] No | FEMA Flood Zone X | FEMA Map # 13217C0120D | FEMA Map Date 03/17/2014
Are the utilities and off-site improvements typical for the market area? [X] Yes [ ] No If No, describe
Are there any adverse site conditions or external factors (easements, encroachments, environmental conditions, land uses, etc.)? [ ] Yes [X] No If Yes, describe
No apparent encroachments, easements or any other adverse conditions were noted during inspection, and none were made known to the appraiser.

IMPROVEMENTS

General Description		Foundation		Exterior Description	materials/condition	Interior	materials/condition
Units [X] One [ ] One with Accessory Unit		[X] Concrete Slab	[ ] Crawl Space	Foundation Walls	Conc/Slab/Average	Floors	Cpt/Hwd/Tile/Avg
# of Stories	1.0	[ ] Full Basement	[ ] Partial Basement	Exterior Walls	Vinyl/Average	Walls	Drywall/Average
Type [X] Det. [ ] Att. [ ] S-Det./End Unit		Basement Area	0 sq.ft.	Roof Surface	Asphalt/Average	Trim/Finish	Wood/Average
[X] Existing [ ] Proposed [ ] Under Const.		Basement Finish	0 %	Gutters & Downspouts	Aluminum/Average	Bath Floor	Vinyl/Average
Design (Style)	Ranch	[ ] Outside Entry/Exit	[ ] Sump Pump	Window Type	Alumin/Dbl/Average	Bath Wainscot	Fiberglass/Vinyl/Avg
Year Built	1999	Evidence of	[ ] Infestation	Storm Sash/Insulated	None	Car Storage	[ ] None
Effective Age (Yrs)	20	[ ] Dampness	[ ] Settlement	Screens	Mesh/Average	[X] Driveway	# of Cars 2
Attic	[ ] None	Heating [X] FWA	[ ] HWBB [ ] Radiant	Amenities	[ ] Woodstove(s) # 0	Driveway Surface	Concrete
[ ] Drop Stair	[ ] Stairs	[ ] Other	Fuel Gas	[X] Fireplace(s) # 1	[X] Fence Wood	[X] Garage	# of Cars 2
[ ] Floor	[X] Scuttle	Cooling [X] Central Air Conditioning		[X] Patio/Deck 1/0	[X] Porch 28' x 6'	[ ] Carport	# of Cars 0
[ ] Finished	[ ] Heated	[ ] Individual	[ ] Other	[ ] Pool None	[ ] Other None	[X] Att.	[ ] Det. [ ] Built-in

Appliances [X] Refrigerator [X] Range/Oven [X] Dishwasher [ ] Disposal [X] Microwave [X] Washer/Dryer [ ] Other (describe)
Finished area **above** grade contains: 6 Rooms 3 Bedrooms 2.0 Bath(s) 1,337 Square Feet of Gross Living Area Above Grade
Additional features (special energy efficient items, etc.). The subject property has a front porch, rear patio, fence, and a fireplace. No special energy efficient items noted at the time of the appraisal.
Describe the condition of the property (including needed repairs, deterioration, renovations, remodeling, etc.). C4;No updates in the prior 15 years;The subject property is in average condition. No external inadequacies or functional obsolescence noted during inspection. Physical depreciation estimated to be 25% by the age/life method. No deferred maintenance noted.

Are there any physical deficiencies or adverse conditions that affect the livability, soundness, or structural integrity of the property? [ ] Yes [X] No If Yes, describe

Does the property generally conform to the neighborhood (functional utility, style, condition, use, construction, etc.)? [X] Yes [ ] No If No, describe
The subject property conforms to the neighborhood. The opinion of value is below the predominate value range of the neighborhood. However, it does not fall outside of the neighborhood range as evidenced by the comparables.

Uniform Residential Appraisal Report

775892-58299249
File # 775892-58299249

There are 9 comparable properties currently offered for sale in the subject neighborhood ranging in price from $ 211,000 to $ 379,000 .
There are 39 comparable sales in the subject neighborhood within the past twelve months ranging in sale price from $ 80,000 to $ 380,000 .

SALES COMPARISON APPROACH

FEATURE	SUBJECT	COMPARABLE SALE # 1		COMPARABLE SALE # 2		COMPARABLE SALE # 3	
Address	565 Mountainview Dr Covington, GA 30016	70 Mountainside Ln Covington, GA 30016		365 Mountainview Dr Covington, GA 30016		145 Stoneview Cir Covington, GA 30016	
Proximity to Subject		0.73 miles NW		0.39 miles N		0.92 miles W	
Sale Price	$		$ 280,000		$ 255,000		$ 233,600
Sale Price/Gross Liv. Area	$ 22.49 sq.ft.	$ 171.99 sq.ft.		$ 184.25 sq.ft.		$ 202.78 sq.ft.	
Data Source(s)		GAMLS#10616697;DOM 75		GAMLS#10736501;DOM 80		GAMLS#10736566;DOM 19	
Verification Source(s)		CRS Deed Bk\Pg 4801/362		CRS/Deed Bk/Pg		CRS/Deed Bk/Pg 4832/42	
VALUE ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment	DESCRIPTION	+(-) $ Adjustment
Sales or Financing Concessions		ArmLth VA;23600	0	ArmLth Conv;7500	0	ArmLth FHA;14016	0
Date of Sale/Time		s01/26;c12/25		s06/26;c06/26		s05/26;c04/26	
Location	N;Res;	N;Res;		N;Res;		N;Res;	
Leasehold/Fee Simple	Fee Simple	Fee Simple		Fee Simple		Fee Simple	
Site	26,136 sf	1.30 ac	-7,000	28,749 sf	0	40,946 sf	0
View	N;Res;	N;Res;		N;Res;		N;Res;	
Design (Style)	DT1.0;Ranch	DT1.0;Ranch		DT1.0;Ranch		DT1.0;Ranch	
Quality of Construction	Q4	Q4		Q4		Q4	
Actual Age	27	29	0	27		31	0
Condition	C4	C4		C3	-12,750	C4	
Above Grade Room Count (Total / Bdrms. / Baths)	6 / 3 / 2.0	6 / 3 / 2.0		6 / 3 / 2.0		6 / 3 / 2.0	
Gross Living Area	1,337 sq.ft.	1,628 sq.ft.	-16,000	1,384 sq.ft.	0	1,152 sq.ft.	+10,200
Basement & Finished Rooms Below Grade	0sf	0sf		0sf		0sf	
Functional Utility	Adequate	Adequate		Adequate		Adequate	
Heating/Cooling	FWA/CAC	FWA/CAC		FWA/CAC		FWA/CAC	
Energy Efficient Items	None	None		None		None	
Garage/Carport	2ga2dw	2ga2dw		2ga2dw		2ga2dw	
Porch/Patio/Deck	Porch, Patio	Porch, Patio		Porch, Wdk	0	Stoop, Patio	0
Built-Ins	Built-Ins	Built-Ins		Built-Ins		Built-Ins	
Fireplace	1-Fpl.	1-Fpl.		1-Fpl.		1-Fpl.	
Net Adjustment (Total)		☐ + ☒ -	$ -23,000	☐ + ☒ -	$ -12,750	☒ + ☐ -	$ 10,200
Adjusted Sale Price of Comparables		Net Adj. 8.2 % Gross Adj. 8.2 %	$ 257,000	Net Adj. 5.0 % Gross Adj. 5.0 %	$ 242,250	Net Adj. 4.4 % Gross Adj. 4.4 %	$ 243,800

I ☒ did ☐ did not research the sale or transfer history of the subject property and comparable sales. If not, explain

My research ☒ did ☐ did not reveal any prior sales or transfers of the subject property for the three years prior to the effective date of this appraisal.
Data Source(s) GAMLS/CRS
My research ☒ did ☐ did not reveal any prior sales or transfers of the comparable sales for the year prior to the date of sale of the comparable sale.
Data Source(s) GAMLS/CRS

Report the results of the research and analysis of the prior sale or transfer history of the subject property and comparable sales (report additional prior sales on page 3).

ITEM	SUBJECT	COMPARABLE SALE #1	COMPARABLE SALE #2	COMPARABLE SALE #3
Date of Prior Sale/Transfer	03/06/2026	09/19/2025		
Price of Prior Sale/Transfer	$142,658	$230,000		
Data Source(s)	GAMLS/CRS	GAMLS/CRS	GAMLS/CRS	GAMLS/CRS
Effective Date of Data Source(s)	05/29/2026	06/16/2026	06/16/2026	06/16/2026

Analysis of prior sale or transfer history of the subject property and comparable sales The subject property and Comp. #1 previously sold in investor related transactions. Comps. #2 & 3 have not previously sold in the reportable timeline.

Summary of Sales Comparison Approach The sales in the subjects subdivision ranged from $195,000-$284,000, and no active listings at the time of the appraisal, according to GAMLS. The comparables utilized are similar in quality of construction, bedroom/bathroom utility, design/appeal, and effectively brackets the subjects gla. Comp. #2 is most similar in gla and age. Comps. #1 & 3 are most similar in condition. Comp. #3 carried the least net/gross adjustments. All comps were weighed in the value conclusion. Land was adjusted at $10,000/acre. GLA was adjusted at $55/sq.ft. This is based on a .30 ratio of the Sales Price/GLA factor. No adjustment was given for concessions, and age due to the lack of market support. Bathroom adjustments were derived from a depreciated cost approach, due to the lack of comparable market activity.

Indicated Value by Sales Comparison Approach $ 245,000

RECONCILIATION

Indicated Value by: Sales Comparison Approach $ 245,000 **Cost Approach (if developed) $** 246,074 **Income Approach (if developed) $**

Most consideration was given to the sales comparison approach as it reflects the actions of typical buyers and sellers in this market. See attached Statement Of Limiting Conditions and Appraisers Certification.

This appraisal is made ☒ "as is", ☐ subject to completion per plans and specifications on the basis of a hypothetical condition that the improvements have been completed, ☐ subject to the following repairs or alterations on the basis of a hypothetical condition that the repairs or alterations have been completed, or ☐ subject to the following required inspection based on the extraordinary assumption that the condition or deficiency does not require alteration or repair: This appraisal is made "As Is". The subject property is in average marketable condition.

Based on a complete visual inspection of the interior and exterior areas of the subject property, defined scope of work, statement of assumptions and limiting conditions, and appraiser's certification, my (our) opinion of the market value, as defined, of the real property that is the subject of this report is $ 245,000 **, as of** 07/18/2026 **, which is the date of inspection and the effective date of this appraisal.**

Uniform Residential Appraisal Report

ADDITIONAL COMMENTS

The intended user of this appraisal report is the Lender/Client. The intended use is to evaluate the property that is the subject of this appraisal for a mortgage finance transaction, subject to the stated Scope of Work, Purpose of the Appraisal, reporting requirements of this appraisal report form, and Definition of Market Value. No additional intended users are identified by the appraiser.

The following statement is required by Ga Law: My analysis, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Georgia Real Estate Appraiser Classifications and Regulation Act and the Rules and Regulations of the Georgia Real Estate Appraisers Board." [Real Estate Appraiser Classification and Regulation Act paragraph 539-3.02(1)(m) as amended August 1, 2006

I have not performed any services, as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment.

The appraisal is not a home inspection and the appraiser is not acting as a home inspector when preparing an appraisal report. The appraiser recommends having the home inspected by a professional home inspector. While inspecting the subject property, the appraiser inspects visually observed areas that are readily accessible. The appraiser is not required to disturb or move anything that obstructs access or visibility. The appraisal inspection is not technically exhaustive and the appraiser is not a licensed mechanical, electrical or plumbing contractor. The visual inspection does not offer warranties or guarantees of any kind.

Effect of Novel Coronavirus (COVID-19) On March 13, 2020, the United States Government declared a "National Emergency Concerning the Novel Coronavirus Disease (COVID-19) Outbreak", which was in effect on the Effective Date of this Appraisal Report. [In addition, on 03/15/2020 Government declared a National Emergency which was in effect on the Effective Date of this Appraisal Report.] This appraisal report was performed pursuant to the Uniform Standards of Professional Appraisal Practice ("USPAP") and was based on information and comparable sales available on that date. At this time, the effect of COVID-19 on the future value of the Subject Property or the value of the real estate market in the area of the Subject Property is unknown and not possible to predict.

Digital Photographs: The appraisal utilized original digital photos of the subject property.

Digital Signatures: There are digital signatures included in this report. These signatures are password protected and are attached to the report by the same software used to create this appraisal report. The removal of this signature by anyone other than the signing appraiser, for any reason, shall void any opinion of value stated in this appraisal report.
Data Sources: GAMLS listing services were utilized for the selection of comparable sales. Morgan County Tax records were utilized to verify sales history and physical data for the subject and comparable sales.

ANSI: The GLA for the subject was determined by the calculation of direct physical measurements taken on the inspection date per ANSI Z765 2021. No information was available regarding the source or method of determining the GLA in public records or other sources noted.

COST APPROACH

COST APPROACH TO VALUE (not required by Fannie Mae)

Provide adequate information for the lender/client to replicate the below cost figures and calculations.

Support for the opinion of site value (summary of comparable land sales or other methods for estimating site value) The estimated land value was derived from the analysis of land sales, and public records.

ESTIMATED ☐ REPRODUCTION OR ☐ REPLACEMENT COST NEW	OPINION OF SITE VALUE			=$	55,000
Source of cost data	DWELLING	1,337 Sq.Ft. @ $	165.00	=$	220,605
Quality rating from cost service Effective date of cost data		0 Sq.Ft. @ $		=$	
Comments on Cost Approach (gross living area calculations, depreciation, etc.)	Built-Ins			=$	7,500
The cost approach is not considered a reliable indicator of value for	Garage/Carport	476 Sq.Ft. @ $	35.00	=$	16,660
homes older than 1 year. The cost approach is not developed for homes	Total Estimate of Cost-New			=$	244,765
over a year as the estimated depreciation becomes less reliable.	Less	Physical	Functional / External		
	Depreciation	61,191		=$(	61,191)
Cost Approach was completed at lenders request.	Depreciated Cost of Improvements			=$	183,574
	"As-is" Value of Site Improvements			=$	7,500
Estimated Remaining Economic Life (HUD and VA only) 60 Years	INDICATED VALUE BY COST APPROACH			=$	246,074

INCOME

INCOME APPROACH TO VALUE (not required by Fannie Mae)

Estimated Monthly Market Rent $ 1,600 X Gross Rent Multiplier = $ Indicated Value by Income Approach

Summary of Income Approach (including support for market rent and GRM) Income Approach was not developed, as the subject property is not in a community predominated by income producing properties.

PUD INFORMATION

PROJECT INFORMATION FOR PUDs (If applicable)

Is the developer/builder in control of the Homeowners' Association (HOA)? ☐ Yes ☐ No Unit type(s) ☐ Detached ☐ Attached

Provide the following information for PUDs ONLY if the developer/builder is in control of the HOA and the subject property is an attached dwelling unit.

Legal Name of Project

Total number of phases   Total number of units   Total number of units sold

Total number of units rented   Total number of units for sale   Data source(s)

Was the project created by the conversion of existing building(s) into a PUD? ☐ Yes ☐ No If Yes, date of conversion.

Does the project contain any multi-dwelling units? ☐ Yes ☐ No Data Source

Are the units, common elements, and recreation facilities complete? ☐ Yes ☐ No If No, describe the status of completion.

Are the common elements leased to or by the Homeowners' Association? ☐ Yes ☐ No If Yes, describe the rental terms and options.

Describe common elements and recreational facilities.

Uniform Residential Appraisal Report

This report form is designed to report an appraisal of a one-unit property or a one-unit property with an accessory unit; including a unit in a planned unit development (PUD). This report form is not designed to report an appraisal of a manufactured home or a unit in a condominium or cooperative project.

This appraisal report is subject to the following scope of work, intended use, intended user, definition of market value, statement of assumptions and limiting conditions, and certifications. Modifications, additions, or deletions to the intended use, intended user, definition of market value, or assumptions and limiting conditions are not permitted. The appraiser may expand the scope of work to include any additional research or analysis necessary based on the complexity of this appraisal assignment. Modifications or deletions to the certifications are also not permitted. However, additional certifications that do not constitute material alterations to this appraisal report, such as those required by law or those related to the appraiser's continuing education or membership in an appraisal organization, are permitted.

SCOPE OF WORK: The scope of work for this appraisal is defined by the complexity of this appraisal assignment and the reporting requirements of this appraisal report form, including the following definition of market value, statement of assumptions and limiting conditions, and certifications. The appraiser must, at a minimum: (1) perform a complete visual inspection of the interior and exterior areas of the subject property, (2) inspect the neighborhood, (3) inspect each of the comparable sales from at least the street, (4) research, verify, and analyze data from reliable public and/or private sources, and (5) report his or her analysis, opinions, and conclusions in this appraisal report.

INTENDED USE: The intended use of this appraisal report is for the lender/client to evaluate the property that is the subject of this appraisal for a mortgage finance transaction.

INTENDED USER: The intended user of this appraisal report is the lender/client.

DEFINITION OF MARKET VALUE: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (1) buyer and seller are typically motivated; (2) both parties are well informed or well advised, and each acting in what he or she considers his or her own best interest; (3) a reasonable time is allowed for exposure in the open market; (4) payment is made in terms of cash in U. S. dollars or in terms of financial arrangements comparable thereto; and (5) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions* granted by anyone associated with the sale.

*Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs which are normally paid by sellers as a result of tradition or law in a market area; these costs are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institutional lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment.

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS: The appraiser's certification in this report is subject to the following assumptions and limiting conditions:

1. The appraiser will not be responsible for matters of a legal nature that affect either the property being appraised or the title to it, except for information that he or she became aware of during the research involved in performing this appraisal. The appraiser assumes that the title is good and marketable and will not render any opinions about the title.

2. The appraiser has provided a sketch in this appraisal report to show the approximate dimensions of the improvements. The sketch is included only to assist the reader in visualizing the property and understanding the appraiser's determination of its size.

3. The appraiser has examined the available flood maps that are provided by the Federal Emergency Management Agency (or other data sources) and has noted in this appraisal report whether any portion of the subject site is located in an identified Special Flood Hazard Area. Because the appraiser is not a surveyor, he or she makes no guarantees, express or implied, regarding this determination.

4. The appraiser will not give testimony or appear in court because he or she made an appraisal of the property in question, unless specific arrangements to do so have been made beforehand, or as otherwise required by law.

5. The appraiser has noted in this appraisal report any adverse conditions (such as needed repairs, deterioration, the presence of hazardous wastes, toxic substances, etc.) observed during the inspection of the subject property or that he or she became aware of during the research involved in performing the appraisal. Unless otherwise stated in this appraisal report, the appraiser has no knowledge of any hidden or unapparent physical deficiencies or adverse conditions of the property (such as, but not limited to, needed repairs, deterioration, the presence of hazardous wastes, toxic substances, adverse environmental conditions, etc.) that would make the property less valuable, and has assumed that there are no such conditions and makes no guarantees or warranties, express or implied. The appraiser will not be responsible for any such conditions that do exist or for any engineering or testing that might be required to discover whether such conditions exist. Because the appraiser is not an expert in the field of environmental hazards, this appraisal report must not be considered as an environmental assessment of the property.

6. The appraiser has based his or her appraisal report and valuation conclusion for an appraisal that is subject to satisfactory completion, repairs, or alterations on the assumption that the completion, repairs, or alterations of the subject property will be performed in a professional manner.

Uniform Residential Appraisal Report

APPRAISER'S CERTIFICATION: The Appraiser certifies and agrees that:

1. I have, at a minimum, developed and reported this appraisal in accordance with the scope of work requirements stated in this appraisal report.

2. I performed a complete visual inspection of the interior and exterior areas of the subject property. I reported the condition of the improvements in factual, specific terms. I identified and reported the physical deficiencies that could affect the livability, soundness, or structural integrity of the property.

3. I performed this appraisal in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of The Appraisal Foundation and that were in place at the time this appraisal report was prepared.

4. I developed my opinion of the market value of the real property that is the subject of this report based on the sales comparison approach to value. I have adequate comparable market data to develop a reliable sales comparison approach for this appraisal assignment. I further certify that I considered the cost and income approaches to value but did not develop them, unless otherwise indicated in this report.

5. I researched, verified, analyzed, and reported on any current agreement for sale for the subject property, any offering for sale of the subject property in the twelve months prior to the effective date of this appraisal, and the prior sales of the subject property for a minimum of three years prior to the effective date of this appraisal, unless otherwise indicated in this report.

6. I researched, verified, analyzed, and reported on the prior sales of the comparable sales for a minimum of one year prior to the date of sale of the comparable sale, unless otherwise indicated in this report.

7. I selected and used comparable sales that are locationally, physically, and functionally the most similar to the subject property.

8. I have not used comparable sales that were the result of combining a land sale with the contract purchase price of a home that has been built or will be built on the land.

9. I have reported adjustments to the comparable sales that reflect the market's reaction to the differences between the subject property and the comparable sales.

10. I verified, from a disinterested source, all information in this report that was provided by parties who have a financial interest in the sale or financing of the subject property.

11. I have knowledge and experience in appraising this type of property in this market area.

12. I am aware of, and have access to, the necessary and appropriate public and private data sources, such as multiple listing services, tax assessment records, public land records and other such data sources for the area in which the property is located.

13. I obtained the information, estimates, and opinions furnished by other parties and expressed in this appraisal report from reliable sources that I believe to be true and correct.

14. I have taken into consideration the factors that have an impact on value with respect to the subject neighborhood, subject property, and the proximity of the subject property to adverse influences in the development of my opinion of market value. I have noted in this appraisal report any adverse conditions (such as, but not limited to, needed repairs, deterioration, the presence of hazardous wastes, toxic substances, adverse environmental conditions, etc.) observed during the inspection of the subject property or that I became aware of during the research involved in performing this appraisal. I have considered these adverse conditions in my analysis of the property value, and have reported on the effect of the conditions on the value and marketability of the subject property.

15. I have not knowingly withheld any significant information from this appraisal report and, to the best of my knowledge, all statements and information in this appraisal report are true and correct.

16. I stated in this appraisal report my own personal, unbiased, and professional analysis, opinions, and conclusions, which are subject only to the assumptions and limiting conditions in this appraisal report.

17. I have no present or prospective interest in the property that is the subject of this report, and I have no present or prospective personal interest or bias with respect to the participants in the transaction. I did not base, either partially or completely, my analysis and/or opinion of market value in this appraisal report on the race, color, religion, sex, age, marital status, handicap, familial status, or national origin of either the prospective owners or occupants of the subject property or of the present owners or occupants of the properties in the vicinity of the subject property or on any other basis prohibited by law.

18. My employment and/or compensation for performing this appraisal or any future or anticipated appraisals was not conditioned on any agreement or understanding, written or otherwise, that I would report (or present analysis supporting) a predetermined specific value, a predetermined minimum value, a range or direction in value, a value that favors the cause of any party, or the attainment of a specific result or occurrence of a specific subsequent event (such as approval of a pending mortgage loan application).

19. I personally prepared all conclusions and opinions about the real estate that were set forth in this appraisal report. If I relied on significant real property appraisal assistance from any individual or individuals in the performance of this appraisal or the preparation of this appraisal report, I have named such individual(s) and disclosed the specific tasks performed in this appraisal report. I certify that any individual so named is qualified to perform the tasks. I have not authorized anyone to make a change to any item in this appraisal report; therefore, any change made to this appraisal is unauthorized and I will take no responsibility for it.

20. I identified the lender/client in this appraisal report who is the individual, organization, or agent for the organization that ordered and will receive this appraisal report.

21. The lender/client may disclose or distribute this appraisal report to: the borrower; another lender at the request of the borrower; the mortgagee or its successors and assigns; mortgage insurers; government sponsored enterprises; other secondary market participants; data collection or reporting services; professional appraisal organizations; any department, agency, or instrumentality of the United States; and any state, the District of Columbia, or other jurisdictions; without having to obtain the appraiser's or supervisory appraiser's (if applicable) consent. Such consent must be obtained before this appraisal report may be disclosed or distributed to any other party (including, but not limited to, the public through advertising, public relations, news, sales, or other media).

22. I am aware that any disclosure or distribution of this appraisal report by me or the lender/client may be subject to certain laws and regulations. Further, I am also subject to the provisions of the Uniform Standards of Professional Appraisal Practice that pertain to disclosure or distribution by me.

23. The borrower, another lender at the request of the borrower, the mortgagee or its successors and assigns, mortgage insurers, government sponsored enterprises, and other secondary market participants may rely on this appraisal report as part of any mortgage finance transaction that involves any one or more of these parties.

24. If this appraisal report was transmitted as an "electronic record" containing my "electronic signature," as those terms are defined in applicable federal and/or state laws (excluding audio and video recordings), or a facsimile transmission of this appraisal report containing a copy or representation of my signature, the appraisal report shall be as effective, enforceable and valid as if a paper version of this appraisal report were delivered containing my original hand written signature.

25. Any intentional or negligent misrepresentation(s) contained in this appraisal report may result in civil liability and/or criminal penalties including, but not limited to, fine or imprisonment or both under the provisions of Title 18, United States Code, Section 1001, et seq., or similar state laws.

SUPERVISORY APPRAISER'S CERTIFICATION: The Supervisory Appraiser certifies and agrees that:

1. I directly supervised the appraiser for this appraisal assignment, have read the appraisal report, and agree with the appraiser's analysis, opinions, statements, conclusions, and the appraiser's certification.

2. I accept full responsibility for the contents of this appraisal report including, but not limited to, the appraiser's analysis, opinions, statements, conclusions, and the appraiser's certification.

3. The appraiser identified in this appraisal report is either a sub-contractor or an employee of the supervisory appraiser (or the appraisal firm), is qualified to perform this appraisal, and is acceptable to perform this appraisal under the applicable state law.

4. This appraisal report complies with the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of The Appraisal Foundation and that were in place at the time this appraisal report was prepared.

5. If this appraisal report was transmitted as an "electronic record" containing my "electronic signature," as those terms are defined in applicable federal and/or state laws (excluding audio and video recordings), or a facsimile transmission of this appraisal report containing a copy or representation of my signature, the appraisal report shall be as effective, enforceable and valid as if a paper version of this appraisal report were delivered containing my original hand written signature.

APPRAISER

Signature [signature]
Name Lisa L. Conner-Johnson
Company Name Executive Appraisal Services
Company Address 3121 Dennard Road
Conyers, GA 30013
Telephone Number (678) 557-9877
Email Address lj2144@yahoo.com
Date of Signature and Report 07/31/2026
Effective Date of Appraisal 07/18/2026
State Certification # 003920
or State License #
or Other (describe) State #
State GA
Expiration Date of Certification or License 05/31/2027

ADDRESS OF PROPERTY APPRAISED
565 Mountainview Dr
Covington, GA 30016

APPRAISED VALUE OF SUBJECT PROPERTY $ 245,000

LENDER/CLIENT
Name Rocket Close, LLC
Company Name Rocket Mortgage, LLC
Company Address 1050 Woodward Ave, Detroit, MI 48226
Email Address

SUPERVISORY APPRAISER (ONLY IF REQUIRED)

Signature
Name
Company Name
Company Address
Telephone Number
Email Address
Date of Signature
State Certification #
or State License #
State
Expiration Date of Certification or License

SUBJECT PROPERTY

- ☐ Did not inspect subject property
- ☐ Did inspect exterior of subject property from street
  Date of Inspection
- ☐ Did inspect interior and exterior of subject property
  Date of Inspection

COMPARABLE SALES

- ☐ Did not inspect exterior of comparable sales from street
- ☐ Did inspect exterior of comparable sales from street
  Date of Inspection

FHA/VA Case No. 775892-58299249

SINGLE FAMILY COMPARABLE RENT SCHEDULE

775892-58299249
File # 775892-58299249

This form is intended to provide the appraiser with a familiar format to estimate the market rent of the subject property. Adjustments should be made only for items of significant difference between the comparables and the subject property.

ITEM	SUBJECT	COMPARABLE NO. 1		COMPARABLE NO. 2		COMPARABLE NO. 3	
Address	565 Mountainview Dr Covington, GA 30016	585 Mountainview Dr Covington, GA 30016		460 Mountainview Dr Covington, GA 30016		215 Mountain Rdg Covington, GA 30016	
Proximity to Subject		0.04 miles S		0.20 miles N		0.37 miles W	
Date Lease Begins	02/01/2026	07/01/2026		Available		12/30/2025	
Date Lease Expires	01/31/2027	06/30/2027		Available		12/30/2026	
Monthy Rental	If Currently Rented: $ 1,775	$ 1,750		$ 1,635		$ 1,495	
Less: Utilities Furniture	$ 0	$ 0		$ 0		$ 0	
Adjusted Monthly Rent	$ 1,775	$ 1,750		$ 1,635		$ 1,495	
Data Source	Inspection CRS	GAMLS#10780850 CRS		GAMLS#10801591 CRS		GAMLS#10656085 CRS	
RENT ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+(−)$ Adjust.	DESCRIPTION	+(−)$ Adjust.	DESCRIPTION	+(−)$ Adjust.
Rent Concessions		None Known		None Known		None Known	
Location/View	N;Res; N;Res;	N;Res; N;Res;		N;Res; N;Res;		N;Res; N;Res;	
Design and Appeal	DT1.0;Ranch	DT1.0;Ranch		DT1.0;Ranch		DT1.0;Ranch	
Age/Condition	27 C4	27 C4		27 C4		26 C4	0
Above Grade Room Count (Total / Bdrms / Baths)	6 / 3 / 2.0	6 / 3 / 2.0		6 / 3 / 2.0		6 / 3 / 2.0	
Gross Living Area	1,337 Sq. Ft.	1,484 Sq. Ft.	-100	1,381 Sq. Ft.	0	1,303 Sq. Ft.	0
Other (e.g., basement, etc.)	0sf	0sf		0sf		0sf	
Other:							
Net Adj. (total)		☐ + ☒ − $	-100	☐ + ☐ − $	0	☐ + ☐ − $	0
Indicated Monthly Market Rent		Net 5.7 % Gross 5.7 % $	1,650	Net % Gross % $	1,635	Net % Gross % $	1,495

Comments on market data, including the range of rents for single family properties, an estimate of vacancy for single family rental properties, the general trend of rents and vacancy, and support for the above adjustments. (Rent concessions should be adjusted to the market, not to the subject property.) Rentals for single family homes in the area range from $1,000-$3,000. The subjects rental market area is favorable with the estimated vacancy rates for single family rental properties at 2%. Rental concessions are not typical in this market, with the exception of pest control. The rental comparables utilized are similar in bedroom/bathroom utility, and design/appeal.

Final Reconciliation of Market Rent: The rentals utilized were the best available, with rental comparables being located in the subjects subdivision.

I (WE) ESTIMATE THE MONTHLY MARKET RENT OF THE SUBJECT AS OF 07/18/2026 TO BE $ 1,600

Appraiser(s) SIGNATURE [signature]
NAME Lisa L. Conner-Johnson

Date Property Inspected 07/18/2026 Report Signed 07/31/2026
License or Certification # 003920 State GA
Expiration Date of License or Certification 05/31/2027

Review Appraiser SIGNATURE
(If applicable) NAME
Date Property Inspected Report Signed
License or Certification # State
Expiration Date of License or Certification
Review Appraiser ☐ Did ☐ Did Not Inspect Subject Property

Independent Statement

Borrower	Tirios Propco Series LLC 565 Mountainview						
Property Address	565 Mountainview Dr						
City	Covington	County	Newton	State	GA	Zip Code	30016
Lender/Client	Rocket Mortgage, LLC						

No employee, director, officer, or agent of the lender/client, or any third party acting as joint venture partner, independent contractor, appraisal management company, or partner on behalf of the lender/client has influenced or attempted to influence the development, reporting, result, or review of this assignment through coercion, extortion, collusion, compensation, instruction, inducement, intimidation, bribery or in any other manner. I have not been contacted by anyone other than the intended lender/client's agent (lender/client as identified on the first page of the report). Borrower was contacted for interior inspection appointment only, per appraisal assignment request. I agree to immediately report any unauthorized contacts either personally by phone or electronically to client.

.

Market Conditions Addendum to the Appraisal Report

File No. 775892-58299249

The purpose of this addendum is to provide the lender/client with a clear and accurate understanding of the market trends and conditions prevalent in the subject neighborhood. This is a required addendum for all appraisal reports with an effective date on or after April 1, 2009.

Property Address 565 Mountainview Dr City Covington State GA ZIP Code 30016

Borrower Tirios Propco Series LLC 565 Mountainview

Instructions: The appraiser must use the information required on this form as the basis for his/her conclusions, and must provide support for those conclusions, regarding housing trends and overall market conditions as reported in the Neighborhood section of the appraisal report form. The appraiser must fill in all the information to the extent it is available and reliable and must provide analysis as indicated below. If any required data is unavailable or is considered unreliable, the appraiser must provide an explanation. It is recognized that not all data sources will be able to provide data for the shaded areas below; if it is available, however, the appraiser must include the data in the analysis. If data sources provide the required information as an average instead of the median, the appraiser should report the available figure and identify it as an average. Sales and listings must be properties that compete with the subject property, determined by applying the criteria that would be used by a prospective buyer of the subject property. The appraiser must explain any anomalies in the data, such as seasonal markets, new construction, foreclosures, etc.

MARKET RESEARCH & ANALYSIS

Inventory Analysis	Prior 7–12 Months	Prior 4–6 Months	Current – 3 Months	Overall Trend		
Total # of Comparable Sales (Settled)	24	10	5	☐ Increasing	☐ Stable	☒ Declining
Absorption Rate (Total Sales/Months)	4.00	3.33	1.67	☐ Increasing	☐ Stable	☒ Declining
Total # of Comparable Active Listings	4	9	9	☐ Declining	☒ Stable	☐ Increasing
Months of Housing Supply (Total Listings/Ab.Rate)	1.0	2.7	5.4	☐ Declining	☐ Stable	☒ Increasing
Median Sale & List Price, DOM, Sale/List %	Prior 7–12 Months	Prior 4–6 Months	Current – 3 Months	Overall Trend		
Median Comparable Sale Price	261,500	256,500	289,000	☒ Increasing	☐ Stable	☐ Declining
Median Comparable Sales Days on Market	36	33	35	☐ Declining	☒ Stable	☐ Increasing
Median Comparable List Price	269,999	265,000	265,000	☐ Increasing	☒ Stable	☐ Declining
Median Comparable Listings Days on Market	108	75	49	☒ Declining	☐ Stable	☐ Increasing
Median Sale Price as % of List Price	96.87	98.65	100	☒ Increasing	☐ Stable	☐ Declining
Seller-(developer, builder, etc.)paid financial assistance prevalent?	☒ Yes	☐ No		☐ Declining	☐ Stable	☒ Increasing

Explain in detail the seller concessions trends for the past 12 months (e.g., seller contributions increased from 3% to 5%, increasing use of buydowns, closing costs, condo fees, options, etc.). Seller concessions for the first six months was 3.26%, 3.33% in the third quarter, and increased to 6.01% in the current three months.

Are foreclosure sales (REO sales) a factor in the market? ☐ Yes ☒ No If yes, explain (including the trends in listings and sales of foreclosed properties).
Reviewing the 3 marketing periods stated above, foreclosure listings consists of approximately 2% of the active market. Subsequently, foreclosure resales/short sales are not impacting the market.

Cite data sources for above information. GAMLS, CRS, Redfin, Newton County Tax Assessors

Summarize the above information as support for your conclusions in the Neighborhood section of the appraisal report form. If you used any additional information, such as an analysis of pending sales and/or expired and withdrawn listings, to formulate your conclusions, provide both an explanation and support for your conclusions.
The subjects market area is experiencing a stabilization of values in the current quarter. The median sales price increased in the recent quarter with limited sampling. Subsequently, this did not substantiate a trend. Redfin reflects a year over year (YOY) increase of 1.5%. Values decreased in the second quarter of 2025, and returned to stable in the third and fourth quarter, and remained stable in the recent quarter. The median listing price remained stable in the recent quarter, and listing activity remained stable in the recent quarter. There were no new foreclosure/bank owned listings in the current quarter, and none in the prior quarter. Over the 12 month period, there were no new foreclosure resale listings.

CONDO/CO-OP PROJECTS

If the subject is a unit in a condominium or cooperative project , complete the following: **Project Name:**

Subject Project Data	Prior 7–12 Months	Prior 4–6 Months	Current – 3 Months	Overall Trend		
Total # of Comparable Sales (Settled)				☐ Increasing	☐ Stable	☐ Declining
Absorption Rate (Total Sales/Months)				☐ Increasing	☐ Stable	☐ Declining
Total # of Active Comparable Listings				☐ Declining	☐ Stable	☐ Increasing
Months of Unit Supply (Total Listings/Ab.Rate)				☐ Declining	☐ Stable	☐ Increasing

Are foreclosure sales (REO sales) a factor in the project? ☐ Yes ☐ No If yes, indicate the number of REO listings and explain the trends in listings and sales of foreclosed properties.

Summarize the above trends and address the impact on the subject unit and project.

APPRAISER

Signature [signature]	Signature
Appraiser Name Lisa L. Conner-Johnson	Supervisory Appraiser Name
Company Name Executive Appraisal Services	Company Name
Company Address 3121 Dennard Road, Conyers, GA 30013	Company Address
State License/Certification # 003920 State GA	State License/Certification # State
Email Address lj2144@yahoo.com	Email Address

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM

(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Condition Ratings and Definitions

C1

The improvements have been recently constructed and have not been previously occupied. The entire structure and all components are new and the dwelling features no physical depreciation.

Note: Newly constructed improvements that feature recycled or previously used materials and/or components can be considered new dwellings provided that the dwelling is placed on a 100 percent new foundation and the recycled materials and the recycled components have been rehabilitated/remanufactured into like-new condition. Improvements that have not been previously occupied are not considered "new" if they have any significant physical depreciation (that is, newly constructed dwellings that have been vacant for an extended period of time without adequate maintenance or upkeep).

C2

The improvements feature no deferred maintenance, little or no physical depreciation, and require no repairs. Virtually all building components are new or have been recently repaired, refinished, or rehabilitated. All outdated components and finishes have been updated and/or replaced with components that meet current standards. Dwellings in this category are either almost new or have been recently completely renovated and are similar in condition to new construction.

Note: The improvements represent a relatively new property that is well maintained with no deferred maintenance and little or no physical depreciation, or an older property that has been recently completely renovated.

C3

The improvements are well maintained and feature limited physical depreciation due to normal wear and tear. Some components, but not every major building component, may be updated or recently rehabilitated. The structure has been well maintained.

Note: The improvement is in its first-cycle of replacing short-lived building components (appliances, floor coverings, HVAC, etc.) and is being well maintained. Its estimated effective age is less than its actual age. It also may reflect a property in which the majority of short-lived building components have been replaced but not to the level of a complete renovation.

C4

The improvements feature some minor deferred maintenance and physical deterioration due to normal wear and tear. The dwelling has been adequately maintained and requires only minimal repairs to building components/mechanical systems and cosmetic repairs. All major building components have been adequately maintained and are functionally adequate.

Note: The estimated effective age may be close to or equal to its actual age. It reflects a property in which some of the short-lived building components have been replaced, and some short-lived building components are at or near the end of their physical life expectancy; however, they still function adequately. Most minor repairs have been addressed on an ongoing basis resulting in an adequately maintained property.

C5

The improvements feature obvious deferred maintenance and are in need of some significant repairs. Some building components need repairs, rehabilitation, or updating. The functional utility and overall livability is somewhat diminished due to condition, but the dwelling remains useable and functional as a residence.

Note: Some significant repairs are needed to the improvements due to the lack of adequate maintenance. It reflects a property in which many of its short-lived building components are at the end of or have exceeded their physical life expectancy but remain functional.

C6

The improvements have substantial damage or deferred maintenance with deficiencies or defects that are severe enough to affect the safety, soundness, or structural integrity of the improvements. The improvements are in need of substantial repairs and rehabilitation, including many or most major components.

Note: Substantial repairs are needed to the improvements due to the lack of adequate maintenance or property damage. It reflects a property with conditions severe enough to affect the safety, soundness, or structural integrity of the improvements.

Quality Ratings and Definitions

Q1

Dwellings with this quality rating are usually unique structures that are individually designed by an architect for a specified user. Such residences typically are constructed from detailed architectural plans and specifications and feature an exceptionally high level of workmanship and exceptionally high-grade materials throughout the interior and exterior of the structure. The design features exceptionally high-quality exterior refinements and ornamentation, and exceptionally high-quality interior refinements. The workmanship, materials, and finishes throughout the dwelling are of exceptionally high quality.

Q2

Dwellings with this quality rating are often custom designed for construction on an individual property owner's site. However, dwellings in this quality grade are also found in high-quality tract developments featuring residence constructed from individual plans or from highly modified or upgraded plans. The design features detailed, high quality exterior ornamentation, high-quality interior refinements, and detail. The workmanship, materials, and finishes throughout the dwelling are generally of high or very high quality.

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM

(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Quality Ratings and Definitions (continued)

Q3

Dwellings with this quality rating are residences of higher quality built from individual or readily available designer plans in above-standard residential tract developments or on an individual property owner's site. The design includes significant exterior ornamentation and interiors that are well finished. The workmanship exceeds acceptable standards and many materials and finishes throughout the dwelling have been upgraded from "stock" standards.

Q4

Dwellings with this quality rating meet or exceed the requirements of applicable building codes. Standard or modified standard building plans are utilized and the design includes adequate fenestration and some exterior ornamentation and interior refinements. Materials, workmanship, finish, and equipment are of stock or builder grade and may feature some upgrades.

Q5

Dwellings with this quality rating feature economy of construction and basic functionality as main considerations. Such dwellings feature a plain design using readily available or basic floor plans featuring minimal fenestration and basic finishes with minimal exterior ornamentation and limited interior detail. These dwellings meet minimum building codes and are constructed with inexpensive, stock materials with limited refinements and upgrades.

Q6

Dwellings with this quality rating are of basic quality and lower cost; some may not be suitable for year-round occupancy. Such dwellings are often built with simple plans or without plans, often utilizing the lowest quality building materials. Such dwellings are often built or expanded by persons who are professionally unskilled or possess only minimal construction skills. Electrical, plumbing, and other mechanical systems and equipment may be minimal or non-existent. Older dwellings may feature one or more substandard or non-conforming additions to the original structure

Definitions of Not Updated, Updated, and Remodeled

Not Updated

Little or no updating or modernization. This description includes, but is not limited to, new homes.

Residential properties of fifteen years of age or less often reflect an original condition with no updating, if no major components have been replaced or updated. Those over fifteen years of age are also considered not updated if the appliances, fixtures, and finishes are predominantly dated. An area that is 'Not Updated' may still be well maintained and fully functional, and this rating does not necessarily imply deferred maintenance or physical/functional deterioration.

Updated

The area of the home has been modified to meet current market expectations. These modifications are limited in terms of both scope and cost.

An updated area of the home should have an improved look and feel, or functional utility. Changes that constitute updates include refurbishment and/or replacing components to meet existing market expectations. Updates do not include significant alterations to the existing structure.

Remodeled

Significant finish and/or structural changes have been made that increase utility and appeal through complete replacement and/or expansion.

A remodeled area reflects fundamental changes that include multiple alterations. These alterations may include some or all of the following: replacement of a major component (cabinet(s), bathtub, or bathroom tile), relocation of plumbing/gas fixtures/appliances, significant structural alterations (relocating walls, and/or the addition of) square footage). This would include a complete gutting and rebuild.

Explanation of Bathroom Count

Three-quarter baths are counted as a full bath in all cases. Quarter baths (baths that feature only a toilet) are not included in the bathroom count. The number of full and half baths is reported by separating the two values using a period, where the full bath count is represented to the left of the period and the half bath count is represented to the right of the period.

Example:
3.2 indicates three full baths and two half baths.

UNIFORM APPRAISAL DATASET (UAD) DEFINITIONS ADDENDUM

(Source: Fannie Mae UAD Appendix D: UAD Field-Specific Standardization Requirements)

Abbreviations Used in Data Standardization Text

Abbreviation	Full Name	Fields Where This Abbreviation May Appear
A	Adverse	Location & View
ac	Acres	Area, Site
AdjPrk	Adjacent to Park	Location
AdjPwr	Adjacent to Power Lines	Location
ArmLth	Arms Length Sale	Sale or Financing Concessions
AT	Attached Structure	Design (Style)
B	Beneficial	Location & View
ba	Bathroom(s)	Basement & Finished Rooms Below Grade
br	Bedroom	Basement & Finished Rooms Below Grade
BsyRd	Busy Road	Location
c	Contracted Date	Date of Sale/Time
Cash	Cash	Sale or Financing Concessions
Comm	Commercial Influence	Location
Conv	Conventional	Sale or Financing Concessions
cp	Carport	Garage/Carport
CrtOrd	Court Ordered Sale	Sale or Financing Concessions
CtySky	City View Skyline View	View
CtyStr	City Street View	View
cv	Covered	Garage/Carport
DOM	Days On Market	Data Sources
DT	Detached Structure	Design (Style)
dw	Driveway	Garage/Carport
e	Expiration Date	Date of Sale/Time
Estate	Estate Sale	Sale or Financing Concessions
FHA	Federal Housing Authority	Sale or Financing Concessions
g	Garage	Garage/Carport
ga	Attached Garage	Garage/Carport
gbi	Built-in Garage	Garage/Carport
gd	Detached Garage	Garage/Carport
GlfCse	Golf Course	Location
Glfvw	Golf Course View	View
GR	Garden	Design (Style)
HR	High Rise	Design (Style)
in	Interior Only Stairs	Basement & Finished Rooms Below Grade
Ind	Industrial	Location & View
Listing	Listing	Sale or Financing Concessions
Lndfl	Landfill	Location
LtdSght	Limited Sight	View
MR	Mid-rise	Design (Style)
Mtn	Mountain View	View
N	Neutral	Location & View
NonArm	Non-Arms Length Sale	Sale or Financing Concessions
o	Other	Basement & Finished Rooms Below Grade
O	Other	Design (Style)
op	Open	Garage/Carport
Prk	Park View	View
Pstrl	Pastoral View	View
PwrLn	Power Lines	View
PubTrn	Public Transportation	Location
Relo	Relocation Sale	Sale or Financing Concessions
REO	REO Sale	Sale or Financing Concessions
Res	Residential	Location & View
RH	USDA - Rural Housing	Sale or Financing Concessions
rr	Recreational (Rec) Room	Basement & Finished Rooms Below Grade
RT	Row or Townhouse	Design (Style)
s	Settlement Date	Date of Sale/Time
SD	Semi-detached Structure	Design (Style)
Short	Short Sale	Sale or Financing Concessions
sf	Square Feet	Area, Site, Basement
sqm	Square Meters	Area, Site
Unk	Unknown	Date of Sale/Time
VA	Veterans Administration	Sale or Financing Concessions
w	Withdrawn Date	Date of Sale/Time
wo	Walk Out Basement	Basement & Finished Rooms Below Grade
Woods	Woods View	View
Wtr	Water View	View
WtrFr	Water Frontage	Location
wu	Walk Up Basement	Basement & Finished Rooms Below Grade
Stp	Stoop	Porch/Patio/Deck
Pat.	Patio	Porch/Patio/Deck
Cov.Pat	Covered Patio	Porch/Patio/Deck
WH	Water Heater	Energy Efficient Items
Wind	Double Pane/Thermo Windows	Energy Efficient Items
Ins	Insulation	Energy Efficient Items

UAD Version 9/2011 (Updated 1/2014)

Building Sketch

Borrower	Tirios Propco Series LLC 565 Mountainview						
Property Address	565 Mountainview Dr						
City	Covington	County	Newton	State	GA	Zip Code	30016
Lender/Client	Rocket Mortgage, LLC						


20'
Concrete Patio
[173 Sq ft]
10'
6'
10'
4.24'
4.24'
14'
6'
2'
7'
2'
24'
6'
6'
Laundry
Breakfast
Owner's Bath
Owner's Bedroom
Kitchen
14'
First Floor
[1337 Sq ft]
28'
2 Car Attached
[476 Sq ft]
20'
Bath
32'
Family
Bedroom
28'
Bedroom
20'
2'
28'
Open Porch
[168 Sq ft]
4'
4'
6'
2'
15'
28'

TOTAL Sketch by a la mode

Area Calculations Summary

Living Area		Calculation Details
First Floor	1337 Sq ft	6 × 14 = 84 0.5 × 3 × 3 = 4.5 0.5 × 3 × 3 = 4.5 6 × 3 = 18 26 × 19 = 494 24 × 28 = 672 4 × 15 = 60
Total Living Area (Rounded):	**1337 Sq ft**	
Non-living Area		
Concrete Patio	173 Sq ft	20 × 7 = 140 3 × 6 = 18 0.5 × 3 × 3 = 4.5 3 × 2 = 6 0.5 × 3 × 3 = 4.5
2 Car Attached	476 Sq ft	6 × 6 = 36 22 × 20 = 440
Open Porch	168 Sq ft	28 × 6 = 168

Aerial Map

Borrower	Tirios Propco Series LLC 565 Mountainview						
Property Address	565 Mountainview Dr						
City	Covington	County	Newton	State	GA	Zip Code	30016
Lender/Client	Rocket Mortgage, LLC						


a la mode, inc.
The leader in real estate technology
SUBJECT
565 Mountainview Dr
Covington, GA 30016
Google
Imagery ©2025 Airbus, Landsat / Copernicus, Maxar Technologies
2000 ft
Terms

FHA/VA Case No. 775892-58299249

Location Map

Borrower	Tirios Propco Series LLC 565 Mountainview						
Property Address	565 Mountainview Dr						
City	Covington	County	Newton	State	GA	Zip Code	30016
Lender/Client	Rocket Mortgage, LLC						



a la mode, inc.
The leader in real estate technology
COMPARABLE No. 2
365 Mountainview Dr
Covington, GA 30016
0.39 miles N
COMPARABLE No. 1
70 Mountainside Ln
Covington, GA 30016
0.73 miles NW
RENTAL No. 2
460 Mountainview Dr
Covington, GA 30016
0.20 miles N
SUBJECT
565 Mountainview Dr
Covington, GA 30016
RENTAL No. 1
585 Mountainview Dr
Covington, GA 30016
0.04 miles S
COMPARABLE No. 3
145 Stoneview Cir
Covington, GA 30016
0.92 miles W
RENTAL No. 3
215 Mountain Rdg
Covington, GA 30016
0.37 miles W
Salem Rd
Lovers Ln Rd
Yellow River
Rocky Plains Rd
County Line Baptist Church
Google
Map data ©2025 Google
500 m
Terms

Appraisal License

STATE OF GEORGIA
REAL ESTATE APPRAISERS BOARD

LISA CONNER-JOHNSON

3920

IS AUTHORIZED TO TRANSACT BUSINESS IN GEORGIA AS A

CERTIFIED RESIDENTIAL REAL PROPERTY APPRAISER

THE PRIVILEGE AND RESPONSIBILITIES OF THIS APPRAISER CLASSIFICATION SHALL CONTINUE IN EFFECT AS LONG AS THE APPRAISER PAYS REQUIRED APPRAISER FEES AND COMPLIES WITH ALL OTHER REQUIREMENTS OF THE OFFICIAL CODE OF GEORGIA ANNOTATED, CHAPTER 43-39-A. THE APPRAISER IS SOLELY RESPONSIBLE FOR THE PAYMENT OF ALL FEES ON A TIMELY BASIS.

D. SCOTT MURPHY
Chairperson

KEITH STONE
Vice Chairperson

MARLON L. DAY
WILLIAM A. MURRAY
JOHN P. SMITHMYER

1234223367275033

CONNER-JOHNSON, LISA
3121 DENNARD RD NE
CONYERS, GA 30013

LISA CONNER-JOHNSON

#	**3920**	**END OF RENEWAL**
Status	**ACTIVE**	**05/31/2027**

CERTIFIED RESIDENTIAL REAL PROPERTY APPRAISER

THIS LICENSE EXPIRES IF YOU FAIL TO PAY RENEWAL FEES OR IF YOU FAIL TO COMPLETE ANY REQUIRED EDUCATION IN A TIMELY MANNER.

State of Georgia
Real Estate Commission
Suite 1000 - International Tower
229 Peachtree Street, N.E.
Atlanta, GA 30303-1605

LYNN DEMPSEY
Real Estate Commissioner

1234223367275033

LISA CONNER-JOHNSON

#	**3920**	**END OF RENEWAL**
Status	**ACTIVE**	**05/31/2027**

CERTIFIED RESIDENTIAL REAL PROPERTY APPRAISER

THIS LICENSE EXPIRES IF YOU FAIL TO PAY RENEWAL FEES OR IF YOU FAIL TO COMPLETE ANY REQUIRED EDUCATION IN A TIMELY MANNER.

State of Georgia
Real Estate Commission
Suite 1000 - International Tower
229 Peachtree Street, N.E.
Atlanta, GA 30303-1605

LYNN DEMPSEY
Real Estate Commissioner

1234223367275033